Exhibit 99.1

CORRECTION -- AutoWeb Reports First Quarter 2021 Results

- Traffic Acquisition Efficiencies and Platform Improvements Drive Strong Margin Expansion and Operational Momentum -

TAMPA, Fla., May 06, 2021 (GLOBE NEWSWIRE) -- In a release issued under the same headline earlier today by AutoWeb, Inc. (Nasdaq: AUTO) please note that there were incorrect figures in the Statements of Cash Flows table. The corrected release follows:

AutoWeb, Inc. (Nasdaq: AUTO), a robust digital marketing platform providing digital advertising solutions for automotive dealers and OEMs, is reporting financial results for the first quarter ended March 31, 2021.

“Our first quarter results demonstrate the continued efficiency and operational momentum of our business,” said Jared Rowe, President and CEO of AutoWeb. “Even with Q1 representing a seasonal low point for us, we generated sequential top-line growth as we delivered quality leads and clicks to our partners. We also drove significant year-over-year bottom line improvements, delivering a 1,060 basis point gross margin expansion and positive net income and adjusted EBITDA. This performance is a testament to the strength and success of our strategy, and our work in 2021 is just getting started.”

First Quarter 2021 Financial Highlights

	Q1 2021	Q4 2020	Q1 2020
Total Revenues	$17.9	$17.3	$24.5
Gross Profit	$5.8	$5.9	$5.4
Gross Margin	32.5%	34.0%	21.9%
Net Income/(Loss)	$0.3	$(0.9)	$(4.1)
Net Income/(Loss) per share	$0.02	$(0.07)	$(0.31)
Adjusted EBITDA1	$0.2	$0.5	$(1.7)

First Quarter 2021 Key Operating Metrics

	Q1 2021	Q4 2020	Q1 2020
Lead Traffic2 (millions)	19.1	17.6	27.3
Lead Volume3 (millions)	1.2	1.1	1.5
Retail Dealer Count4	1,777	1,785	1,822
Retail Lead Capacity5	111,000	112,000	106,000
Click Traffic6 (millions)	23.2	17.0	31.8
Click Volume7 (millions)	5.3	4.8	8.6

Rowe continued: “With ‘search-based’ advertising gradually recovering from the lows of the pandemic, we have already made strong progress in efficiently diversifying our click traffic. We drove sequential traffic and volume improvements in Q1 through adding a new publisher and better optimizing our social media traffic sources. Across our leads, we also generated sequential traffic improvements, even as we continued to align our media spend with true consumer demand. Underscoring both core products, we experienced some softness in our retail dealer count as a result of industry-wide supply constraints. We expect our dealer count to recover throughout the year, but remain committed to serving as a supportive partner to our network as we navigate broader recovery from the pandemic.

________________________________
1 Refer to the note below about Non-GAAP financial measures.
2 Lead traffic = total visits to AutoWeb’s owned lead websites.
3 Lead volume = total new and used vehicle leads invoiced to retail and wholesale customers.
4 Retail dealer count = the number of franchised dealers contracted for delivery of retail new vehicle leads plus the number of vehicle dealers (franchised or independent) contracted for delivery of retail used vehicle leads.
5 Retail lead capacity = the number of new and used vehicle leads contracted for by new or used retail vehicle dealers that the dealers wish to receive each month (i.e., “targets”) at the end of the applicable quarter.
6 Click traffic = total visits to AutoWeb’s owned click referral websites and AutoWeb's Click Traffic Affiliate Network websites.
7 Click volume = the number of times during the applicable quarter that consumers clicked on advertisements on AutoWeb’s owned click referral websites and on AutoWeb's Click Traffic Affiliate Network websites.

“In addition to driving product-level progress, we have further evolved and optimized our overall platform in support of our growth initiatives. During the quarter, we invested in a new technology pattern—shop.car.com—that is already enhancing our innovation cycle and user experience, with material improvements in webpage load time and overall conversion rate. This and similar upcoming initiatives help us maximize our ad quality and relevance, which supports our Google Quality Score. Over the past three years, our score has increased by almost 65% as we sharpened our focus on delivering high-quality lead and click mixes. We have also recently invested in significantly enhancing our data science capabilities. As we tailor our platform to facilitate better ‘matches’ between dealers and intent car buyers, we expect this to create greater efficiencies in both our consumer acquisition cost and overall go-to-market approach.

“Looking ahead, we will continue to drive towards profitability expansion and make additional progress on both platform and product innovation. I am proud of the durable foundation we have created for 2021, and we look forward to further positioning AutoWeb as a transactional matchmaker at scale.”

First Quarter 2021 Financial Results
Total revenues in the first quarter of 2021 were $17.9 million compared to $24.5 million in the year-ago quarter. The decrease was primarily attributable to lower lead and click volumes, partially driven by seasonality and the uneven pace of COVID-19 recovery throughout the automotive industry. AutoWeb has continued to prudently manage marketing spend to keep lead and click volumes aligned with market demand amid this environment.

Gross profit in the first quarter of 2021 increased 8% to $5.8 million compared to $5.4 million in the year-ago quarter. As a percentage of revenue, gross profit increased significantly to 32.5% compared to 21.9%. The increase was driven by a sustained focus on driving efficiencies in traffic acquisition, leveraging higher-margin distribution channels and implementing platform improvements in support of long-term growth.

Total operating expenses in the first quarter of 2021 decreased to $6.9 million compared to $8.7 million in the year-ago quarter. The decrease was primarily driven by careful expense management throughout the organization.

Net income in the first quarter of 2021 improved significantly to $0.3 million or $0.02 per share, compared to a net loss of $(4.1) million or $(0.31) per share in the year-ago quarter. The increase was driven by the aforementioned growth in gross profit and prudent expense management, along with the benefit of a gain recorded for the company’s forgiven Payment Protection Program (PPP) loan.

Adjusted EBITDA in the first quarter of 2021 increased significantly to $0.2 million compared to $(1.7) million in the year-ago quarter (See “Note about Non-GAAP Financial Measures” below for further discussion). The increase was primarily driven by the aforementioned growth in gross profit.

At March 31, 2021, cash, cash equivalents and restricted cash totaled $15.5 million compared to $15.1 million at December 31, 2020.

At March 31, 2021, AutoWeb had an outstanding balance of $10.2 million on its revolving credit facility with CIT Northridge Credit compared to $10.2 million at December 31, 2020.

Conference Call
AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter results, followed by a question-and-answer session.

Date: Thursday, May 6, 2021
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 5791335

The conference call will also be broadcast live at www.autoweb.com (click on “Investors” and then click on “Events & Presentations”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those who will be joining the call by phone, please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 13, 2021. The call will also be archived in the Investors section of the company’s website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 5791335

Tax Benefit Preservation Plan
At December 31, 2020, the company had approximately $104.1 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended (the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of March 31, 2021, there were 13,443,909 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit https://investor.autoweb.com/financial-information/tax.

About AutoWeb, Inc.
AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form at http://investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures
AutoWeb has disclosed Adjusted EBITDA in this press release, which is a non-GAAP financial measure as defined by SEC Regulation G. The company defines Adjusted EBITDA as net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation, non-cash gains or losses, and other extraordinary items. A table providing a reconciliation of Adjusted EBITDA is included at the end of this press release.

The company’s management believes that presenting Adjusted EBITDA provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making and monitoring the company’s performance. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements Disclaimer
The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) as the company tailors its platform to facilitate better ‘matches’ between dealers and intent car buyers, the company expects this to create greater efficiencies in both its consumer acquisition cost and overall go-to-market approach; (ii) looking ahead, the company will continue to drive towards profitability expansion and make additional progress on both platform and product innovation; and (iii) the company looks forward to further positioning AutoWeb as a transactional matchmaker at scale, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact
Mike Sadowski
Chief Financial Officer
949-862-3031
michael.sadowski@autoweb.com

Investor Relations Contact:
Cody Cree or Jackie Keshner
Gateway Investor Relations
949-574-3860
AUTO@gatewayir.com

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$11,218	$10,803
Restricted cash	4,307	4,304
Accounts receivable, net of allowances for bad debts and customer credits
of $307 and $406 at March 31, 2021 and December 31, 2020 , respectively	13,916	13,955
Prepaid expenses and other current assets	690	847
Total current assets	30,131	29,909
Property and equipment, net	3,080	2,953
Right-of-use assets	2,668	2,892
Intangibles assets, net	4,331	4,733
Other assets	551	642
Total assets	$40,761	$41,129

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,131	$7,233
Borrowings under revolving credit facility	10,207	10,185
Accrued employee-related benefits	1,568	2,123
Other accrued expenses and other current liabilities	511	538
Current portion of the PPP Loan	-	1,384
Current portion of lease liabilities	1,020	1,015
Current portion of financing debt	66	65
Total current liabilities	21,503	22,543

Lease liabilities, net of current portion	1,944	2,191
Financing debt, net of current portion	44	60
Total liabilities	23,491	24,794

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, 2,000,000 shares authorized, none issued and outstanding at March 31, 2021 and December 31, 2020, respectively	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized;
13,443,909 and 13,169,204 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	13	13
Additional paid-in capital	366,712	366,087
Accumulated deficit	(349,455)	(349,765)
Total stockholders' equity	17,270	16,335
Total liabilities, minority interest and stockholders' equity	$40,761	$41,129

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Lead generation	$14,186	$18,460
Digital advertising	3,694	6,012
Total revenues	17,880	24,472
Cost of revenues	12,071	19,115
Gross profit	5,809	5,357

Operating Expenses
Sales and marketing	2,200	2,132
Technology support	1,367	1,857
General and administrative	3,132	3,943
Depreciation and amortization	204	722
Total operating expenses	6,903	8,654
Operating loss	(1,094)	(3,297)
Interest and other (expense) income:
Interest (expense) income, net	(251)	(832)
Other income (expense)	1,655	68
Total interest and other (expense) income	1,404	(4,061)
Net income (loss)	$310	$(4,061)

Basic and diluted income (loss) per share:
Basic income (loss) per common share	$0.02	$(0.31)
Diluted income (loss) per common share	$0.02	$(0.31)

Shares used in computing net loss per share:
Basic	13,177	13,133
Diluted	13,317	13,133

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$310	$(4,061)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	641	1,212
Provision for bad debt, net of recoveries	(177)	12
Provision for customer credits	137	92
Forgiveness of PPP Loan	(1,384)	-
Share-based compensation	499	509
Amortization of right-of-use assets	224	396
Changes in assets and liabilities
Accounts receivable	79	3,127
Prepaid expenses and other current assets	157	97
Other assets	91	(103)
Accounts payable	598	(1,273)
Accrued expenses and other current liabilities	(583)	(560)
Lease liabilities	(242)	(402)
Net cash provided by (used in) operating activities	350	(954)
Cash flows from investing activities:
Purchases of property and equipment	(66)	(103)
Net cash used in investing activities	(66)	(103)
Cash flows from financing activities:
Borrowings under PNC credit facility	-	28,564
Payments under PNC credit facility	-	(32,308)
Borrowings under CNC credit facility	18,144	8,001
Payments under CNC credit facility	(18,121)	(1,290)
Proceeds from exercise of stock options	126	-
Payments under financing agreement	(15)	-
Net cash provided by financing activities	134	2,967
Net increase in cash and cash equivalents and restricted cash	418	1,910
Cash and cash equivalents and restricted cash at beginning of period	15,107	5,946
Cash and cash equivalents and restricted cash at end of period	$15,525	$7,856

RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of period	$10,803	$892
Restricted cash at beginning of period	4,304	5,054
Cash and cash equivalents and restricted cash at beginning of period	$15,107	$5,946

Cash and cash equivalents at end of period	$11,218	$7,354
Restricted cash at end of period	4,307	502
Cash and cash equivalents and restricted cash at end of period	$15,525	$7,856

Supplemental disclosures of cash flow information:
Cash refunds for income taxes	$-	$381
Cash paid for interest	$215	$323
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$-	$1,501
Purchases on account related to capitalized software	$300	$-

AUTOWEB, INC.
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended		Three Months Ended
	March 31, 2021	March 31, 2020	December 31, 2020

Net income (loss)	$310	$(4,061)	$(937)

Depreciation and amortization	640	1,213	649
Interest income	(3)	(12)	(3)
Interest expense	253	844	257
Other income (expense)	19	(6)	13
Federal, state and local taxes	43	(186)	34
Non-cash stock compensation expense	499	509	459
Gain/(loss) on PPP Loan Forgiveness	(1,394)	-	-
Gain/(loss) on insurance reimbursement	(216)	-	-
Gain/(loss) on sale of asset	-	-	(5)
Gain/(loss) on disposal of assets	-	-	6

Adjusted EBITDA	$151	$(1,699)	$473